Exhibit 4.1

PIEDMONT OPERATING PARTNERSHIP, LP, as Issuer

PIEDMONT OFFICE REALTY TRUST, INC., as Guarantor

U.S. BANK NATIONAL ASSOCIATION, as Trustee

INDENTURE

DATED AS OF MARCH 6, 2014

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ii

ARTICLE 10 COVENANTS		64

SECTION 1001.	Payment of Principal, Premium, if any, and Interest	64
SECTION 1002.	Maintenance of Office or Agency	65
SECTION 1003.	Money for Securities Payments to be Held in Trust	66
SECTION 1004.	Existence	68
SECTION 1005.	Maintenance of Properties	68
SECTION 1006.	Insurance	68
SECTION 1007.	Payment of Taxes and Other Claims	68
SECTION 1008.	Appointments to Fill Vacancies in Trustee’s Office	69
SECTION 1009.	Statement as to Compliance	69
SECTION 1010.	Additional Amounts	69
SECTION 1011.	Waiver of Certain Covenants	70
SECTION 1012.	Waiver of Usury, Stay or Extension Laws	70

ARTICLE 11 REDEMPTION OF SECURITIES		71

SECTION 1101.	Applicability of Article	71
SECTION 1102.	Election to Redeem; Notice to Trustee	71
SECTION 1103.	Selection by Trustee of Securities to be Redeemed	71
SECTION 1104.	Notice of Redemption	72
SECTION 1105.	Deposit of Redemption Price	73
SECTION 1106.	Securities Payable on Redemption Date	73
SECTION 1107.	Securities Redeemed in Part	74

ARTICLE 12 SINKING FUNDS		74

SECTION 1201.	Applicability of Article	74
SECTION 1202.	Satisfaction of Sinking Fund Payments with Securities	75
SECTION 1203.	Redemption of Securities for Sinking Fund	75

ARTICLE 13 REPAYMENT AT THE OPTION OF HOLDERS		75

SECTION 1301.	Applicability of Article	75
SECTION 1302.	Repayment of Securities	76
SECTION 1303.	Exercise of Option	76
SECTION 1304.	When Securities Presented for Repayment Become Due and Payable	77
SECTION 1305.	Securities Repaid in Part	78

ARTICLE 14 MEETINGS OF HOLDERS OF SECURITIES		78

SECTION 1401.	Purpose for Which Meetings May be Called	78
SECTION 1402.	Call, Notice and Place of Meetings	78
SECTION 1403.	Persons Entitled to Vote at Meetings	78
SECTION 1404.	Quorum; Action	79
SECTION 1405.	Determination of Voting Rights, Conduct and Adjournment of Meetings	80
SECTION 1406.	Counting Votes and Recording Action of Meetings	81

ARTICLE 15 THE GUARANTEES		81

SECTION 1501.	Guarantee	81
SECTION 1502.	Execution and Delivery of Guarantee	83
SECTION 1503.	Limitation of Guarantor’s Liability, Certain Bankruptcy Events	83
SECTION 1504.	Application of Certain Terms and Provisions to the Guarantor	83

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Reconciliation and tie between Trust Indenture Act and Indenture dated as of March 1, 2011.

Trust Indenture Act Section	Indenture Section
Section 310(a)(1)	607
(a)(2)	607
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	607
(b)	607, 608
Section 311	607
Section 312(a)	704
(b)	115
(c)	701
Section 313(a)	702
(b)	Not Applicable
(c)	702
(d)	702
Section 314(a)(1)-(3)	703
(a)(4)	1009
(b)	Not Applicable
(c)(1)	102
(c)(2)	102
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	102
(f)	Not Applicable
Section 315(a)	612(1)
(b)	601
(c)	612(2)
(d)	612
(e)	508
Section 316(a)(last sentence)	101 (“Outstanding”)
(a)(1)	507
(a)(2)	Not Applicable
(b)	902
(c)	104
Section 317(a)	502
(b)	311
Section 318(a)	114
(b)	Not Applicable
(c)	114

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

Attention should also be directed to Section 318(c) of the 1939 Act, which provides that the provisions of Sections 310 to and including 317 of the 1939 Act that impose duties on any person are a part of and govern every qualified indenture, whether or not physically contained therein.

THIS INDENTURE, dated as of March 6, 2014, by and among PIEDMONT OPERATING PARTNERSHIP, LP, a Delaware limited partnership (the “Issuer”), PIEDMONT OFFICE REALTY TRUST, INC., a Maryland corporation, the Issuer’s sole general partner (the “General Partner,” and in the capacity as guarantor of one or more series of Securities to be issued hereunder from time to time the “Guarantor”) each having its principal office at 11695 Johns Creek Parkway, Suite 350, Johns Creek, Georgia 30097, and U.S. Bank National Association, as Trustee hereunder (the “Trustee”), having its Corporate Trust Office at One Federal Street, Boston, Massachusetts 02110.

RECITALS

The Issuer deems it necessary to issue from time to time for its lawful purposes debt securities (hereinafter called the “Securities”) evidencing its indebtedness, and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Securities, to be issued in one or more series as provided in this Indenture.

The General Partner, in its capacity as the sole general partner of the Issuer and as the Guarantor from time to time of Securities issued, has duly authorized the execution and delivery of this Indenture by the Issuer and for itself, and its Guarantee of the Securities pursuant to the provisions of this Indenture.

This Indenture is subject to the provisions of the Trust Indenture Act that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions.

All things necessary to make this Indenture a valid agreement of the Issuer and the Guarantor, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.	DEFINITIONS.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article 1 have the meanings assigned to them in this Article 1, and include the plural as well as the singular;

(2) all other terms used herein which are defined in the TIA, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as defined herein);

(4) the words “herein,” “hereof ’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(5) any reference to an “Article,” a “Section” or a “Subsection” refers to an Article, Section or Subsection, as the case may be, of this Indenture.

“Act,” when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Amounts” means any additional amounts which are required by a Security or by or pursuant to a Board Resolution, under circumstances specified therein, to be paid by the Issuer in respect of certain taxes imposed on certain Holders and which are owing to such Holders.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means the Trustee or any authenticating agent appointed by the Trustee pursuant to Section 611 to act on behalf of the Trustee to authenticate Securities.

“Authorized Newspaper” means a newspaper, printed in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Whenever successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different Authorized Newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

“Bankruptcy Law” means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

“Bearer Security” means any Security established pursuant to Section 201 which is payable to bearer.

“Benefited Party” has the meaning specified in Section 1501.

“Board of Directors” means with respect to:

(a) any Person that is a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board of directors;

(b) any Person that is a partnership, the Board of Directors of the general partner of the partnership;

(c) any Person that is a limited liability company, the managing member or members thereof (if a natural person or natural persons) or, if such managing member or members are not natural persons, the Board of Directors or other controlling committee, as the case may be, of the managing member or members of such limited liability company duly authorized to act on behalf of such managing member or members; and

(d) any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person, or if such Person is a partnership, the general partner of such Person, to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, unless otherwise specified with respect to any Securities pursuant to Section 301, any day, other than a Saturday or Sunday, that is not a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or, when used with respect to a Place of Payment (other than The City of New York) or any other particular location referred to in this Indenture or in the Securities (other than The City of New York), any day, other than a Saturday or Sunday, that is not a day on which banking institutions in that Place of Payment or particular location are authorized or required by law, regulation or executive order to close.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Clearstream” means Clearstream Banking, N.A., or its successor.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act, the Exchange Act or the Trust Indenture Act, as the case may be, then the body performing such duties on such date.

“Common Depositary” shall have the meaning specified in Section 304.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Guarantor as they exist on the date of this Indenture or any other shares of Capital Stock of the Guarantor into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Guarantor that is otherwise permitted hereunder in which the Guarantor is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

“Conversion Event” means the cessation of use of (1) a Foreign Currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (2) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, or (3) any currency unit (or composite currency) other than the ECU for the purposes for which it was established.

“Corporate Trust Office” or other similar term, means the designated office of the Trustee at which, at any particular time, its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at One Federal Street, Boston, Massachusetts 02110, or at any other time at such other address as the Trustee may designate from time to time by notice to the Issuer.

“coupon” means any interest coupon appertaining to a Bearer Security.

“covenant defeasance” has the meaning specified in Section 402(3).

“CUSIP” means the Committee on Uniform Securities Identification Procedures.

“Debt” means, as of any date, without duplication, any of the Guarantor’s indebtedness or that of any Subsidiary, whether or not contingent, in respect of:

(a) borrowed money evidenced by bonds, notes, debentures or similar instruments whether or not such indebtedness is secured by any Lien existing on property owned by the Guarantor or any Subsidiary;

(b) indebtedness for borrowed money of a Person other than the Guarantor, or a Subsidiary, which is secured by any Lien on property owned by the Guarantor or any Subsidiary, to the extent of the lesser of (i) the amount of indebtedness so secured, and (ii) the fair market value (determined in good faith by the Board of Directors of the Guarantor) of the property subject to such Lien;

(c) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services (and, for the avoidance of doubt, after the closing of the acquisition of any property or the completion of services under any services contract), except any such balance that constitutes an accrued expense or trade payable; or

(d) any lease of property by the Guarantor or any Subsidiary as lessee which is required to be reflected on the Guarantor’s consolidated balance sheet as a capitalized lease in accordance with GAAP;

provided, however, that the term “Debt” will not include any such indebtedness that has been the subject of an “in substance” defeasance in accordance with GAAP. Debt also includes, to the extent not otherwise included, any obligation of the Guarantor or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another Person (other than the Guarantor or any of the Subsidiaries) of the type described in clauses (a)-(d) of this definition.

“default” means any event that is, or after notice or lapse of time or both would become, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 307.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“DTC” has the meaning specified in Section 304.

“ECU” means the European Currency Unit as defined and revised from time to time by the Council of the European Communities.

“Euroclear” means Morgan Guaranty Trust Company of New York, Brussels office, or its successor as operator of the Euroclear System.

“European Communities” means the European Economic Community, the European Coal and Steel Community and the European Atomic Energy Community.

“European Monetary System” means the European Monetary System established by the Resolution of December 5, 1978 of the Council of the European Communities.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time, or any successor thereto.

“Exchange Date” shall have the meaning specified in Section 304.

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the ECU, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

“GAAP” means generally accepted accounting principles in the United States, consistently applied, as in effect from time to time; provided, that if the Guarantor is required by the Commission to adopt (or is permitted to adopt and so adopts) a different accounting framework, including but not limited to the International Financial Reporting Standards, “GAAP” shall mean such new accounting framework as in effect from time to time, including, without limitation, in each case, those accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“General Partner” means the corporation named as the “General Partner” in the first paragraph of this Indenture, and, subject to the provisions of Article 8, shall include its successors and assigns.

“Global Security” means a security evidencing all or a part of a series of Securities issued to and registered in the name of the depositary for such series, or its nominee, in accordance with Section 305, and bearing the legend prescribed in Section 203.

“Government Obligations” means securities which are:

(a) direct obligations of the United States of America, for the payment of which its full faith and credit is pledged; or

(b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which, in either of the above cases, are not callable or redeemable at the option of the issuer thereof and also includes a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as provided by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Guarantee” and “Guarantees” mean the full and unconditional guarantee provided by the Guarantor in respect of the Securities as made applicable to the Securities in accordance with the provisions of Article 3 and Article 15 hereof and the guarantees endorsed on the certificates evidencing the Securities, or both, as the context shall require.

“Guarantee Obligations” has the meaning specified in Section 1501.

“Guarantor” means the corporation named as the “Guarantor” in the first paragraph of this Indenture, and, subject to the provisions of Article 8, shall include its successors and assigns.

“Holder” means, in the case of a Registered Security, the Person in whose name a Security is registered in the Security Register and, in the case of a Bearer Security, the bearer thereof and, when used with respect to any coupon, shall mean the bearer thereof.

“Indenture” means this instrument as originally executed and as it may be supplemented or amended from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of

Securities established as contemplated by Section 301; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may be supplemented or amended from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the, or those, particular series of Securities for which such Person is Trustee established as contemplated by Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

“Interest,” when used with respect to an Original Issue Discount Security which by its terms bears interest only after the Maturity Date, means interest payable after the Maturity Date, and, when used with respect to a Security which provides for the payment of interest or the payment of Additional Amounts pursuant to Section 1010, includes such interest or Additional Amounts, as applicable.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Issuer” means the Person named as the “Issuer” in the first paragraph of this Indenture until a successor entity shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor entity.

“Issuer Request” and “Issuer Order” mean, respectively, a written request or order signed in the name of the Issuer by, as applicable, the Guarantor by its Chairman of the Board, Vice Chairman of the Board, President, or any Executive Vice President, Senior Vice President or Vice President and by its Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, and delivered to the Trustee.

“legal defeasance” has the meaning specified in Section 402(2).

“Lien” means, without duplication, any lien, mortgage, trust deed, deed of trust, deed to secure debt, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest.

“Maturity Date,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

“Notice of Default” has the meaning specified in Section 501.

“Officer” and “officer” mean the Chairman of the Board of Directors, the President, a Senior Vice President, an Executive Vice President or a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the General Partner (when such term is used with respect to any action to be taken by, any document to be executed by or any matter relating to the General Partner in its capacity as general partner of the Issuer) or of the Guarantor (when such term is used with respect to any action to be taken by, document to be executed by or any matter relating to the Guarantor).

“Officers’ Certificate,” means a certificate signed by the Chairman of the Board of Directors, the President, a Senior Vice President, an Executive Vice President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the General Partner (when used with respect to the Issuer) or of the Guarantor (when used with respect to the Guarantor), and in each case delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Issuer or who may be an employee of or other counsel for the Issuer and who shall be satisfactory to the Trustee and delivered to the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity Date thereof pursuant to Section 502.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities therefore authenticated and delivered under this Indenture, except:

(1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities, or portions thereof, for whose payment or redemption (including repayment at the option of the Holder) money in the necessary amount has been theretofore been deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Securities and any coupons appertaining thereto; provided, however, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3) Securities, except to the extent provided in Section 402, with respect to which the Issuer has effected defeasance and/or covenant defeasance as provided in Article 4; and

(4) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Issuer;

provided however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculation required by TIA Section 313, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 502, (ii) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined pursuant to Section 301 as of the date such Security is originally issued by the Issuer, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause (i) above) of such Security, and (iii) Securities owned by the Issuer or of any other obligor upon the Securities or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities owned as provided in clause (iii) above which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or of such other obligor.

“Paying Agent” has the meaning specified in Section 104.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity or organization.

“Place of Payment,” when used with respect to the Securities of or within any series, means the place or places where the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) on such Securities are payable as specified as contemplated by Sections 301 and 1002.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security or a Security to which a mutilated, destroyed, lost or stolen coupon appertains shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security or the Security to which the mutilated, destroyed, lost or stolen coupon appertains.

“Redemption Date” means, with respect to any Security or portion thereof to be redeemed in accordance with the provisions of Article 11, the date fixed for such redemption in accordance with the provisions of Article 11.

“Redemption Price” has the meaning provided in Section 1106.

“Registered Security” shall mean any Security which is registered in the Security Register.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Registered Securities of or within any series means the date specified for that purpose as contemplated by Section 301, whether or not a Business Day.

“Repayment Date” means, when used with respect to any Security to be repaid at the option of the Holder, the date fixed for such repayment by or pursuant to this Indenture.

“Responsible Officer” when used with respect to the Trustee, means any officer in the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such other officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time, and any successor thereto.

“Security” has the meaning stated in the first recital of this Indenture and, more particularly, means any Security or Securities authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities” with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Significant Subsidiary” means, with respect to the Issuer or the Guarantor, any Subsidiary which is a “significant subsidiary” (as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated under the Securities Act) of the Issuer or the Guarantor, as the case may be.

“Special Record Date” for the payment of any Defaulted Interest on the Registered Securities of or within any series means a date fixed by the Issuer pursuant to Section 307.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or Interest thereon, means the date specified in such Security or this Indenture as the fixed date on which the principal of such Security or such installment of principal or Interest is due and payable.

“Subsidiary” means, with respect to the Issuer or the Guarantor, (1) any Person, a majority of the outstanding voting stock, partnership interests, membership interests or other equity interest, as the case may be, of which is owned or controlled, directly or indirectly, by the Issuer or the Guarantor, as the case may be, or by one or more other Subsidiaries of the Issuer or the Guarantor, as the case may be, and (2) any other entity the accounts of which are consolidated with the Issuer’s or the Guarantor’s accounts, as the case may be. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, as in effect from time to time, and any successor thereto.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any particular series shall mean only the Trustee with respect to Securities of that series.

“United States” means, unless otherwise specified with respect to any Securities pursuant to Section 301, the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“United States Person” means, unless otherwise specified with respect to any Securities pursuant to Section 301, an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

“Yield to Maturity” means, with respect to any Original Issue Discount Security, the yield to maturity, computed at the time of issuance of such Security (or, if applicable, at the most recent redetermination of interest on such Security) and as set forth in such Security in accordance with generally accepted United States bond yield computation principles.

SECTION 102.	COMPLIANCE CERTIFICATES AND OPINIONS.

Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including certificates delivered pursuant to Section 1009) shall include:

(1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.	FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion as to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer or, as applicable, the Guarantor may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion, certificate or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel or certificate or representations may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer and, as applicable, the Guarantor stating that the information as to such factual matters is in the possession of the Issuer, and as applicable, the Guarantor, unless such counsel knows that the certificate, opinion or representations as to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.	ACTS OF HOLDERS.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. If Securities of a series are issuable as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Securities of such series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article 14, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer and any agent of the Trustee or the Issuer, if made in the manner provided in this Section 104. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1406.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

The ownership of Registered Securities shall be proved by the Security Register. As to any matter relating to beneficial ownership interests in any Global Security, the records of the appropriate depositary and of participants in such depositary shall be dispositive for purposes of this Indenture.

The ownership of Bearer Securities may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Issuer may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced or (2) such Bearer Security is produced to the Trustee by some other Person or (3) such Bearer Security is surrendered in exchange for a Registered Security or (4) such Bearer Security is no longer Outstanding. The ownership of Bearer Securities may also be proved in any other manner which the Trustee deems sufficient.

If the Issuer shall solicit from the Holders of Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other

Act, but the Issuer shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided, however, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Security Registrar, any agent to whom Securities may be presented for payment (the “Paying Agent”), any Authenticating Agent or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105.	NOTICES, ETC., TO TRUSTEE AND ISSUER.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office; or

(2) the Issuer by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Issuer addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Issuer, Attention: Chief Financial Officer; or

(3) either the Trustee or the Issuer, by the other party shall be sufficient for every purpose hereunder if given by facsimile transmission, receipt confirmed by telephone followed by an original copy delivered by guaranteed overnight courier; if to the Trustee at facsimile number (617) 603-6667; and if to the Issuer at facsimile number (770) 418-8702.

SECTION 106.	NOTICE TO HOLDERS; WAIVER.

Where this Indenture provides for notice of any event to Holders of Registered Securities by the Issuer or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

If by reason of the suspension of or irregularities in regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Registered Securities as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Except as otherwise expressly provided herein or otherwise specified with respect to any Securities pursuant to Section 301, where this Indenture provides for notice to Holders of Bearer Securities of any event, such notice shall be sufficiently given if published in an Authorized Newspaper in the City of New York and in such other city or cities as may be specified in such Securities on a Business Day, such publication to be not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

If by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to any particular Holder of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of such notice with respect to other Holders of Bearer Securities or the sufficiency of any notice to Holders of Registered Securities given as provided herein.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 107.	COUNTERPARTS; EFFECT OF HEADINGS AND TABLE OF CONTENTS.

This Indenture may be executed in any number of counterparts, each of which when executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 108.	SUCCESSORS AND ASSIGNS.

All covenants and agreements in this Indenture by the Issuer and any Guarantor shall bind their respective successors and assigns, whether so expressed or not.

SECTION 109.	SEVERABILITY CLAUSE.

In case any provision in this Indenture or in any Security, Guarantee or coupon shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 110.	BENEFITS OF INDENTURE.

Nothing in this Indenture or in the Securities, and as applicable any Guarantees or coupons, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 111.	GOVERNING LAW.

This Indenture and the Securities, and any Guarantees and coupons, shall be governed by and construed in accordance with the law of the State of New York without regard, to the extent permitted by law, to conflicts of laws principles. This Indenture is subject to the provisions of the TIA that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 112.	LEGAL HOLIDAYS.

In any case where any Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity Date of any Security or the last date on which a Holder has the right to exchange a Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Security, Guarantee or coupon other than a provision in the Securities of any particular series which specifically states that such provision shall apply in lieu hereof), payment of principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) or exchange of such security need not be made at such Place of Payment on such date, but (except as otherwise provided with respect to such Security) may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date or sinking fund payment date, or at the Stated Maturity or Maturity Date, or on such last day of exchange, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity Date, as the case may be.

SECTION 113.	IMMUNITY OF STOCKHOLDERS, DIRECTORS, OFFICERS AND AGENTS OF THE ISSUER, THE GENERAL PARTNER, AND ANY GUARANTOR.

Except as otherwise expressly provided in Article 15, no recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any past, present or future stockholder, employee, officer or director, as such, of the Issuer, the General Partner, and any Guarantor or of any successor, either directly or through the Issuer, the General Partner, and any Guarantor or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

SECTION 114.	CONFLICT WITH TRUST INDENTURE ACT.

If any provision hereof limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 115.	COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

Holders of Securities of any series may communicate pursuant to TIA Section 312(b) with other Holders of Securities of such series or any other series with respect to their rights under this Indenture or the Securities of such series or all series. The Issuer, the Trustee,the Registrar and all other persons shall have the protection of TIA Section 312(c).

ARTICLE 2

SECURITIES FORMS

SECTION 201.	FORMS OF SECURITIES.

The Registered Securities, if any, of each series and the Bearer Securities, if any, of each series and the related Guarantees, if any, and coupons shall be in the form established in one or more Board Resolutions and, subject to Section 303 hereof, set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by or pursuant to this Indenture or any indenture supplemental hereto, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Issuer may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities may be listed, or to conform to usage.

Unless otherwise specified as contemplated by Section 301, Bearer Securities shall have interest coupons attached.

Subject to Section 304, the definitive Securities, Guarantees, if any, and coupons shall be printed, lithographed or engraved, or produced by any combination of these methods, on a steel engraved border or steel engraved borders or mechanically reproduced on safety paper or may be produced in any other manner, all as determined by the officers of the Issuer or Guarantor executing such Securities, Guarantees, if any, or coupons, as evidenced by their execution of such Securities, Guarantees or coupons.

SECTION 202.	FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION.

Subject to Section 611, the Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

Dated:	By:
Authorized Signatory

SECTION 203.	SECURITIES ISSUABLE IN GLOBAL FORM.

If Securities of or within a series are issuable in the form of one or more Global Securities, any such Global Security or Securities may provide that it or they shall represent the aggregate amount of all Outstanding Securities of such series (or such lesser amount as is permitted by the terms thereof) from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of any Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner or by such Person or Persons as shall be specified therein or in the Issuer Order to be delivered to the Trustee pursuant to Section 303 or 304. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Global Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Issuer Order. If an Issuer Order pursuant to Section 303 or 304 has been, or simultaneously is, delivered, any instructions by the Issuer with respect to endorsement or delivery or redelivery of a Global Security shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.

The provisions of the last sentence of Section 303 shall apply to any Security represented by a Global Security if such Security was never issued and sold by the Issuer and the Issuer delivers to the Trustee the Global Security together with written instructions (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303.

Notwithstanding the provisions of Section 307, unless otherwise specified as contemplated by Section 301, payment of principal of and any premium and interest on any Global Security shall be made to the Person or Persons specified therein.

Notwithstanding the provisions of Section 308 and except as provided in the preceding paragraph, the Issuer, the Trustee and any agent of the Issuer and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent Global Security (1) in the case of a permanent Global Security in registered form, the Holder of such permanent Global Security in registered form or (2) in the case of a permanent Global Security in bearer form, Euroclear or Clearstream.

Any Global Security authenticated and delivered hereunder shall bear a legend, in addition to any other legend or legends permitted by Section 201, in substantially the following form:

This Security is a Global Security within the meaning set forth in the Indenture hereinafter referred to and is registered in the name of a depositary or a nominee of a depositary. This Security is exchangeable for Securities registered in the name of a person other than the depositary or its nominee only in the limited circumstances described in the Indenture, and, unless and until it is exchanged for Securities in definitive form as aforesaid, may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or its nominee to a successor depositary or its nominee.

ARTICLE 3

THE SECURITIES

SECTION 301.	AMOUNT UNLIMITED; ISSUABLE IN SERIES.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions and, subject to Section 303, set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(1) the title of the Securities of the series (which shall distinguish the Securities of such series from all other series of Securities);

(2) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 1107 or 1305);

(3) the date or dates, or the method by which such date or dates will be determined, on which the principal of the Securities of the series shall be payable;

(4) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest will be payable and the Regular Record Date, if any, for the interest payable on any Registered Security on any Interest Payment Date, or the method by which such date shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(5) the place or places where the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11), if any, payable in respect of, Securities of the series shall be payable, any Registered Securities of the series may be surrendered for registration of transfer or exchange and notices or demands to or upon the Issuer in respect of the Securities of the series and this Indenture may be served;

(6) the period or periods within which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuer, if the Issuer is to have the option;

(7) the obligation, if any, of the Issuer to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(8) if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any Securities of the series shall be issuable;

(9) if other than the Trustee, the identity of each Security Registrar and/or Paying Agent;

(10) if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity Date thereof pursuant to Section 502, or the method by which such portion shall be determined;

(11) if other than Dollars, the Foreign Currency or Currencies in which payment of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11), if any, on the Securities of the series shall be payable or in which the Securities of the series shall be denominated and the manner of determining the equivalent thereof in Dollars for purposes of the definition of “Outstanding” in Section 101;

(12) whether the amount of payments of principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11), if any, on the Securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

(13) whether the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11), if any, on the Securities of the series are to be payable, at the election of the Issuer or a Holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Securities are to be so payable;

(14) provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

(15) any deletions from, modifications of or additions to the defined terms, Events of Default or covenants of the Issuer or other provisions of this Indenture with respect to Securities of the series, whether or not such defined terms, Events of Default, covenants or other provisions are consistent with the defined terms, Events of Default, covenants or other provisions set forth herein;

(16) whether Securities of the series are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and vice versa (if permitted by applicable laws and regulations), whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent Global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 305, and, if Registered Securities of the series are to be issuable as a Global Security, the identity of the depositary for such series;

(17) the date as of which any Bearer Securities of the series and any temporary Global Security representing Outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

(18) the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 304;

(19) the applicability, if any, of Section 402 to the Securities of the series and any provisions in modification of, in addition to or in lieu of any of the provisions of Article 4;

(20) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

(21) if the Securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such Securities to be authenticated and delivered;

(22) whether and under what circumstances the Issuer will pay Additional Amounts as contemplated by Section 1010 on the Securities of the series to any Holder who is not a United States Person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Issuer will have the option to redeem such Securities rather than pay such Additional Amounts (and the terms of any such option);

(23) whether the obligations of Issuer under the Securities of such series are subject to any Guarantee, and the terms of such Guarantee;

(24) the terms and conditions, if any, upon which the Securities may be convertible into or exchangeable for Capital Stock or other securities and the terms and conditions upon which such conversion or exchange may be effected, including, without limitation, the initial conversion or exchange price or rate (or manner of calculation thereof), the portion that is convertible or exchangeable or the method by which any such portion shall be determined, the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders or at the option of the Issuer, the events requiring an adjustment of the conversion or exchange price, provisions affecting conversion or exchange in the event of the redemption of such Securities, and any limitations on the transfer or ownership of Capital Stock in connection with the preservation of the Guarantor’s status as a real estate investment trust;

(25) whether such Securities will be secured or unsecured and if secured, the nature of the collateral securing the Securities; and

(26) any other terms of the series.

All Securities of any one series and, as applicable, the Guarantees and coupons appertaining to any Bearer Securities of such series shall be substantially identical, except in the case of Registered Securities, as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers’ Certificate or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

If any of the form or terms of the Securities of any series are established by action taken pursuant to one or more Board Resolutions, a copy of an appropriate record of such action(s) shall be certified by the Secretary or an Assistant Secretary of the Guarantor on behalf of the Issuer and delivered to the Trustee at or before the delivery of the Officers’ Certificate setting forth the terms of the Securities of such series.

SECTION 302.	DENOMINATIONS.

The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 301. With respect to Securities of any series denominated in Dollars, in the absence of any such provisions with respect to the Securities or any series, the Securities of such series shall be issuable in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

SECTION 303.	EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

The Securities and any coupons appertaining thereto shall be executed on behalf of the Issuer by its Chairman of the Board, Vice Chairman of the Board, President or one of its Executive Vice Presidents, Senior Vice Presidents or Vice Presidents. The related Guarantees, if any, shall be executed on behalf of the Guarantor by the Guarantor’s Chairman of the Board, Vice Chairman of the Board, President or one of its Executive Vice Presidents, Senior Vice Presidents or Vice Presidents. The signature of any of these officers on the Securities, Guarantees and coupons may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities and Guarantees.

Securities, Guarantees or coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer, and as applicable, the Guarantor, shall bind the Issuer or the Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices before the authentication and delivery of such Securities or Guarantees or did not hold such offices at the date of such Securities, Guarantees or coupons.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series, together with any Guarantees or coupons appertaining thereto, executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Issuer Order shall authenticate and deliver such Securities; provided, however, that, in connection with its original issuance, no Bearer Security shall be mailed or otherwise delivered to any location in the United States; and provided further that, unless otherwise specified with respect to any series of Securities pursuant to Section 301, a Bearer Security may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Security shall have furnished a certificate to Euroclear or Clearstream, as the case may be, in substantially the form set forth in Exhibit A-1 to this Indenture or such other certificate as may be specified with respect to any series of Securities pursuant to Section 301, dated no earlier than 15 days before the earlier of the date on which such Bearer Security is delivered and the date on which any temporary Security first becomes exchangeable for such Bearer Security in accordance with the terms of such temporary Security and this Indenture. If any Security shall be represented by a permanent global Bearer Security, then, for purposes of this Section 303 and Section 304, the notation of a beneficial owner’s interest therein upon original issuance of such Security or upon exchange of a portion of a temporary Global Security shall be deemed to be delivery in connection with its original issuance of such beneficial owner’s interest in such permanent Global Security. Except as permitted by Section 306, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and cancelled.

If all the Securities of any series are not to be issued at one time and if the terms of such series as established in or pursuant to a Board Resolution or supplemental indenture shall so permit, such Issuer Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining the terms of particular Securities of such series, such as interest rate or formula, maturity date, date of issuance and date from which interest shall accrue.

In authenticating Securities of any series, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to TIA Section 315(a) through 315(d)) shall be fully protected in relying upon,

(1) an Opinion of Counsel stating to the effect that:

(A) the form or forms of such Securities, the related Guarantees, if any, and any coupons have been established in conformity with the provisions of this Indenture;

(B) the terms of such Securities, the related Guarantees, if any, and any coupons have been established in conformity with the provisions of this Indenture; and

(C) such Securities, together with the related Guarantees, if any, and any coupons appertaining thereto, when completed by appropriate insertions and executed and delivered by the Issuer and the Guarantor to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legally valid and binding obligations of the Issuer and the Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, preferences and other similar laws of general applicability relating to or affecting the rights and remedies of creditors to general equitable principles, limitations on enforceability where such provisions are contrary to public policy and other customary exceptions; and

(2) an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the issuance of the Securities have been complied with and that, to the best of the knowledge of the signers of such certificate, no Event of Default with respect to any of the Securities shall have occurred and be continuing.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will adversely affect the Trustee’s own rights, duties, obligations or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Officers’ Certificate otherwise required pursuant to Section 301 or an Issuer Order or an Opinion of Counsel or an Officers’ Certificate otherwise required pursuant to the preceding paragraph at the time of issuance of each Security of such series, but such order, opinion and certificates, with appropriate modifications to cover such future issuances, shall be delivered at or before the time of issuance of the first Security of such series.

Each Registered Security and related Guarantee, if any, shall be dated the date of its authentication and each Bearer Security shall be dated as of the date specified as contemplated by Section 301.

No Security, Guarantee or coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security or Security to which such coupon appertains a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security (including a Global Security) shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Security to the Trustee for cancellation as provided in Section 309 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Issuer, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 304.	TEMPORARY SECURITIES.

Pending the preparation of definitive Securities of any series, the Issuer may execute, and upon receipt of an Issuer Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form, or, if authorized, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities. In the case of Securities of any series, such temporary Securities may be in global form.

Except in the case of temporary Securities (which shall be exchanged as otherwise provided herein or as otherwise provided in or pursuant to a Board Resolution or supplemental indenture), if temporary Securities of any series are issued, the Issuer will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Issuer in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any nonmatured coupons appertaining thereto), the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided further that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in Section 303. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Unless otherwise provided in or pursuant to a Board Resolution, the following provisions of this Section 304 shall govern the exchange of temporary Securities other than through the facilities of The Depository Trust Company (“DTC”). If any such temporary Security is issued in global form, then such temporary Global Security shall, unless otherwise provided therein, be delivered to the London office of a depositary or common depositary (the “Common Depositary”), for the benefit of Euroclear and Clearstream, for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary Global Security (the “Exchange Date”), the Issuer shall deliver to the Trustee definitive Securities, in aggregate principal amount equal to the principal amount of such temporary Global Security, executed by the Issuer. On or after the Exchange Date, such temporary Global Security shall be surrendered by the Common Depositary to the Trustee, as the Issuer’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary Global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary Global Security to be exchanged. The definitive Securities to be delivered in exchange for any such temporary Global Security shall be in bearer form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 301, and, if any combination thereof is so specified, as requested by the beneficial owner thereof; provided, however, that, unless otherwise specified in such temporary Global Security, upon such presentation by the Common Depositary, such temporary Global Security is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euroclear as to the portion of such temporary global security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by Clearstream as to the portion of such temporary Global Security held for its account then to be exchanged, each in the form set forth in Exhibit A-2 to this Indenture or in such other form as may be established pursuant to Section 301; and provided further that definitive Bearer Securities shall be delivered in exchange for a portion of a temporary Global Security only in compliance with the requirements of Section 303.

Unless otherwise specified in such temporary Global Security, the interest of a beneficial owner of Securities of a series in a temporary Global Security shall be exchanged for definitive Securities of the same series and of like tenor following the Exchange Date when the account holder instructs Euroclear or Clearstream, as the case may be, to request such exchange on his behalf and delivers to Euroclear or Clearstream, as the case may be, a certificate in the form set forth in Exhibit A-2 to this Indenture (or in such other form as may be established pursuant to Section 301), dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the offices of Euroclear and Clearstream, the Trustee, any Authenticating Agent appointed for such series of Securities and each Paying Agent. Unless otherwise specified in such temporary Global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary Global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like unless such Person takes delivery of such definitive Securities in person at the offices of Euroclear or Clearstream. Definitive Securities in bearer form to be delivered in exchange for any portion of a temporary Global Security shall be delivered only outside the United States.

Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 301, interest payable on a temporary Global Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euroclear and Clearstream on such Interest Payment Date upon delivery by Euroclear and Clearstream to the Trustee of a certificate or certificates in the form set forth in Exhibit A-2 to this Indenture (or in such other forms as may be established pursuant to Section 301), for credit without further interest on or after such Interest Payment Date to the respective accounts of Persons who are the beneficial owners of such temporary Global Security on such Interest Payment Date and who have each delivered to Euroclear or Clearstream, as the case may be, a certificate dated no earlier than 15 days prior to the Interest Payment Date occurring prior to such Exchange Date in the form set forth in Exhibit A-2 to this Indenture (or in such other forms as may be established pursuant to Section 301). Notwithstanding anything to the contrary herein contained, the certifications made pursuant to this paragraph shall satisfy the certification requirements of the preceding two paragraphs and of the third paragraph or Section 303 and the interests of the Persons who are the beneficial owners of the temporary Global Security with respect to which such certification was made will be exchanged for definitive Securities of the same series and of like tenor on the Exchange Date or the date of certification if such date occurs after the Exchange Date, without further act or deed by such beneficial owners. Except as otherwise provided in this paragraph, no payments of principal or interest owing with respect to a beneficial interest in a temporary Global Security will be made unless and until such interest in such temporary Global Security shall have been exchanged for an interest in a definitive Security. Any interest so received by Euroclear and Clearstream and not paid as herein provided shall be returned to the Trustee prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Issuer.

SECTION 305.	REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee or in any office or agency of the Issuer in a Place of Payment a register for each series of Securities (the registers maintained in such office or in any such office or agency of the Issuer in a Place of Payment being herein sometimes referred to collectively as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Trustee, at its Corporate Trust Office, is hereby initially appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities on such Security Register as herein provided. If the Trustee shall cease to be Security Registrar, it shall have the right to examine the Security Register at all reasonable times.

Subject to the provisions of this Section 305, upon surrender for registration of transfer of any Registered Security of any series at any office or agency of the Issuer in a Place of Payment for that series, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount, bearing a number not contemporaneously outstanding, and containing identical terms and provisions.

Subject to the provisions of this Section 305, at the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denomination or denominations and of a like aggregate principal amount, containing identical terms and provisions, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any such Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. Unless otherwise specified with respect to any series of Securities as contemplated by Section 301, Bearer Securities may not be issued in exchange for Registered Securities.

If (but only if) permitted by the applicable Board Resolution and (subject to Section 303) set forth in the applicable Officers’ Certificate, or in any indenture supplemental hereto, delivered as contemplated by Section 301, at the option of the Holder, Bearer Securities of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, any such permitted exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Issuer in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Issuer and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 1002, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in a permitted exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (1) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (2) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, any permanent Global Security shall be exchangeable only as provided in this paragraph. If the depositary for any permanent Global Security is DTC, then, unless the terms of such Global Security expressly permit such Global Security to be exchanged in whole or in part for definitive Securities, a Global Security may be transferred, in whole but not in part, only to a nominee of DTC, or by a nominee of DTC to DTC, or to a successor to DTC for such Global Security selected or approved by the Issuer or to a nominee of such successor to DTC. If at any time (i) DTC notifies the Issuer that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered as such under the Exchange Act at any time when the depositary is required to be so registered in order to act as depositary for the applicable Global Security and a successor depositary is not appointed within 90 days after the Issuer receives such notice or learns of such ineligibility, (ii) the Issuer determines that the Securities of a series shall no longer be represented by a Global Security and executes and delivers to the Trustee an Officers’ Certificate to such effect or (iii) an Event of Default with respect to the Securities of such series shall have occurred and be continuing and beneficial owners representing a majority in aggregate principal amount of the Outstanding Securities of such series advise DTC to cease acting as depositary for the applicable Global Security, then the Issuer shall execute, and the Trustee shall authenticate and deliver, definitive Securities of like series, rank, tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities. If any beneficial owner of an interest in a permanent Global Security is otherwise entitled to exchange such interest for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 301 and provided that any applicable notice provided in the permanent Global Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Issuer shall execute, and the Trustee shall authenticate and deliver, definitive Securities in aggregate principal amount equal to the principal amount of such beneficial owner’s interest in such permanent Global Security. On or after the earliest date on which such interests may be so exchanged, such permanent Global Security shall be surrendered for exchange by DTC or such other depositary as shall be specified in the Issuer Order with respect thereto to the Trustee, as the Issuer’s agent for such purpose; provided, however, that no Bearer Security delivered in exchange for a portion of a permanent Global Security shall be mailed or otherwise delivered to any location in the United States. If a Registered Security is issued in exchange for any portion of a permanent Global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date or (ii) any Special Record Date and the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment as the case may be, only to the Person to whom interest in respect of such portion of such permanent Global Security is payable in accordance with the provisions of this Indenture.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Issuer or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer (including evidence of title and identity) in form satisfactory to the Issuer and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 1107 or 1305 or the second sentence of the third preceding paragraph not involving any transfer.

Neither the Issuer nor the Trustee shall be required to (1) issue, register the transfer of or exchange any Security if such Security may be among those selected for redemption during a period beginning at the opening of business 15 days before the mailing or first publication, as the case may be, of notice of redemption of such Securities and ending at the close of business on (A) if such Securities are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption and (B) if such Securities are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if such Securities are also issuable as Registered Securities and there is no publication, the day of mailing of the relevant notice of redemption, or (2) register the transfer of or exchange any Registered Security, or portion thereof, so selected for redemption in whole or in part, except, in the case of any Registered Security to be redeemed in part, the portion thereof not to be redeemed, or (3) exchange any Bearer Security so selected for redemption, except that such Bearer Security may be exchanged for a Registered Security of that series and like tenor; provided, however, that such Registered Security shall be simultaneously surrendered for redemption, or (4) issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

SECTION 306.	MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

If any mutilated Security or a Security with a mutilated Guarantee or coupon appertaining to it is surrendered to the Trustee or the Issuer, together with, in proper cases, such security or indemnity as may be required by the Issuer or the Trustee to save each of them or any agent of either of them harmless, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, with Guarantees or coupons corresponding to the Guarantees or coupons, respectively, if any, appertaining to the surrendered Security.

If there shall be delivered to the Issuer and to the Trustee (1) evidence to their satisfaction of the destruction, loss or theft of any Security, Guarantee or coupon and (2) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Security, Guarantee or coupon has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen Guarantee or coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, with Guarantees or coupons corresponding to the Guarantees or coupons, respectively, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen Guarantee or coupon appertains.

Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains, pay such Security or coupon; provided, however, that payment of principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) with respect to Bearer Securities shall, except as otherwise provided in Section 1002, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 301, any interest on Bearer Securities shall be payable only upon presentation and surrender of the coupons appertaining thereto.

Upon the issuance of any new Security under this Section 306, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series with its coupons, if any, issued pursuant to this Section 306 in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, duly issued hereunder.

The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities, Guarantees or coupons.

SECTION 307.	PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, interest on any Registered Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest in the relevant Security Register; provided, however, that, except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, each installment of interest on any Registered Security may at the Issuer’s option be paid by (1) mailing a check for such interest payable to or upon the written order of the Person entitled thereto, to the address of such Person as it appears on the Security Register or (2) wire transfer to an account maintained by the payee located inside the United States.

Unless otherwise provided as contemplated by Section 301 with respect to the Securities of any series, payment of interest may be made, in the case of a Bearer Security, by transfer to an account maintained by the payee with a bank located outside the United States.

Unless otherwise provided as contemplated by Section 301, every permanent Global Security will provide that interest, if any, payable on any Interest Payment Date will be paid to DTC, Euroclear and/or Clearstream, as the case may be, with respect to that portion of such permanent Global Security held for its account by Cede & Co. or the Common Depositary or other nominee, as the case may be, for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.

In case a Bearer Security of any series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency in a Place of Payment for such series) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, any interest on any Registered Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election, in each case as provided in clause (1) or (2) below:

(1) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Issuer shall deposit with the Trustee an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Issuer, cause a similar notice to be published at least once in an Authorized Newspaper in each Place of Payment, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2). In case a Bearer Security of any series is surrendered at the office or agency in a Place of Payment for such series in exchange for a Registered Security of such series after the close of business at such office or agency on any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

(2) The Issuer may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 307 and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308.	PERSONS DEEMED OWNERS.

Prior to due presentment of a Registered Security for registration of transfer, the Issuer, the Guarantor, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11), such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Issuer, the Guarantor, the Trustee nor any agent of the Issuer, the Guarantor or the Trustee shall be affected by notice to the contrary. All such payments so made to any such Person, or upon such Person’s order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for money payable upon any such Security.

Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery. The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder of any Bearer Security and the Holder of any coupon as the absolute owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon be overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

No holder of any beneficial interest in any Global Security held on its behalf by a depositary shall have any rights under this Indenture with respect to such Global Security and such depositary (or its nominee) shall be treated by the Issuer, the Trustee, and any agent of the Issuer or the Trustee as the owner of such Global Security for all purposes whatsoever. None of the Issuer, Guarantor, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Issuer, the Trustee, or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depositary (or its nominee), as a Holder, with respect to such Global Security or impair, as between such depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such Global Security.

SECTION 309.	CANCELLATION.

All Securities and coupons surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and coupons and Securities and coupons surrendered directly to the Trustee for any such purpose shall be promptly cancelled by it. The Issuer may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Issuer has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Issuer shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 309, except as expressly permitted by this Indenture. Cancelled Securities and coupons held by the Trustee shall be returned to the Issuer.

SECTION 310.	COMPUTATION OF INTEREST.

Except as otherwise specified as contemplated by Section 301 with respect to Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

SECTION 311.	PAYING AGENT TO HOLD MONEY IN TRUST.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Holders of Securities of any series, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on such the Securities of such series, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary of the Issuer) shall have no further liability for the money. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Holders of Securities of any Series all money held by it as Paying Agent. Upon any bankruptcy, reorganization or similar proceeding with respect to the Issuer, the Trustee shall serve as Paying Agent for the Securities.

ARTICLE 4

SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 401.	SATISFACTION AND DISCHARGE.

This Indenture shall upon an Issuer Request cease to be of further effect with respect to any series of Securities specified in such Issuer Request (except as to (i) rights hereunder of Holders of the Securities of such series to receive all amounts owing upon the Securities of such series and the other rights, duties and obligations of Holders of the Securities of such series, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, (ii) the rights, obligations and immunities of the Trustee hereunder and (iii) as provided below in this Section 401), and the Trustee, upon demand of and at the expense of the Issuer, shall execute instruments in form and substance satisfactory to the Trustee and the Issuer acknowledging satisfaction and discharge of this Indenture when:

(1) either

(i) all Securities of such series theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 406) have been delivered to the Trustee for cancellation; or

(ii) all Securities of such series not theretofore delivered to the Trustee for cancellation

(A) have become due and payable, or

(B) will become due and payable at their Maturity Date within one year, or

(C) are to be called for redemption on a Redemption Date within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (A), (B) or (C) above, has, pursuant to a Board Resolution, irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust for such purpose, money in U.S. dollars in an amount sufficient to pay and discharge the entire indebtedness on the Securities of such series not theretofore delivered to the Trustee for cancellation, including the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) on such Securities, to the date of such deposit (in the case of Securities which have become due and payable) or to the Maturity Date or such Redemption Date, as the case may be;

(2) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(3) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to this Section 401, then the provisions of Sections 305, 306, 309, 607, 608(5), 1002, 1003 and 1012 and this Article 4 (other than Section 402) and, if the Securities of such series will be paid on a Redemption Date, Article 11 shall survive and remain in full force and effect. At such time as satisfaction and discharge of this Indenture shall be effective with respect to the Securities of a particular series, the Guarantor will be released from its Guarantees of the Securities of such series.

SECTION 402.	DEFEASANCE AND COVENANT DEFEASANCE.

(1) The Issuer may at its option by Board Resolution, at any time, elect to have Section 402(2) or Section 402(3) be applied to the Outstanding Securities of any particular series specified in such Board Resolution upon compliance with the conditions set forth below in this Section 402.

(2) Upon the Issuer’s exercise of the above option applicable to this Section 402(2), the Issuer shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of such series on the date the conditions set forth in this Section 402(2) are satisfied (hereinafter, “legal defeasance”). For this purpose, such legal defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series, which shall thereafter be deemed to be “Outstanding” only for the purposes of Sections 403 and 404 and the other provisions of this Indenture referred to below in this paragraph, and to have satisfied all of its other obligations under the Securities of such series and this Indenture insofar as the Securities of such series are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions hereof, which shall survive such legal defeasance and remain in full force and effect with respect to the Securities of such series: (i) the rights of Holders of the Securities of such series to receive, solely from the trust fund described in Section 402(4)(i), payments in respect of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) on the Securities of such series when such payments are due, (ii) the provisions of Sections 304, 305, 306, 606, 608(5), 1002, 1003 and 1012, and this Article 4 (other than Section 401), and if the Securities of such series will be paid on a Redemption Date, Article 11, and (iii) the rights, obligations and immunities of the Trustee hereunder. The Issuer may exercise its option under this Section 402(2) notwithstanding the prior exercise of its option under Section 402(3). Upon the effectiveness of any legal defeasance (but not covenant defeasance) with respect to the Securities of a particular series, the Guarantor will be released from its Guarantees of the Securities of such series.

(3) Upon the Issuer’s exercise of the above option applicable to this Section 402(3) with respect to the Securities of any particular series, the Issuer and the Guarantor shall be released from their respective obligations under Section 1004 with respect to such Securities to keep in full force and effect its rights (charter and statutory) and franchises (but, for the avoidance of doubt, shall not be released from their respective obligations with respect to such Securities to do or cause to be done all things necessary to preserve and keep in full force and effect their respective existences (except as permitted under Article 8)) and Sections 1005 through 1007, inclusive on and after the date the conditions set forth in Section 402(4) are satisfied (hereinafter, “covenant defeasance”), and the Securities of such series shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that with respect to the Outstanding Securities of a particular series, the Issuer and the Guarantor may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of reference in any such Section or to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(4) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture, the Securities of such series and the related Guarantees shall be unaffected thereby.

(4) The following shall be the conditions to the effectiveness of legal defeasance pursuant to Section 402(2), and covenant defeasance pursuant to Section 402(3), to any Outstanding Securities of or within a series:

(i) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) an amount in U.S. dollars, or (B) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) on such Securities, money in an amount, or (C) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of (and premium, if any) and Interest on such Securities on the Stated Maturity of such principal or installment of principal of (and premium, if any) and Interest and the Redemption Price upon redemption pursuant to Article 11 on the applicable Redemption Date, as the case may be, in accordance with the terms of this Indenture and such Securities.

(ii) In the case of legal defeasance pursuant to Section 402(2) with respect to Securities of a particular series, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee stating that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such Securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred; or, in the case of covenant defeasance pursuant to Section 402(3), the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the Holders of such Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(iii) Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer or the Guarantor is a party or by which either of them is bound.

(iv) No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit, and no Event of Default or event which with notice or lapse of time or both would become an Event of Default under Section 501(6) or 501(7) shall have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit.

(v) The Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, under this Indenture have been complied with.

(vi) If the monies or Government Obligations or combination thereof, as the case may be, deposited under Section 402(4)(i) above are sufficient to pay the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) on such Securities provided such Securities are redeemed on a particular Redemption Date, the Issuer shall have given the Trustee irrevocable instructions to redeem such Securities on such date and to provide notice of such redemption to Holders as provided in or pursuant to this Indenture.

(vii) Such legal defeasance or covenant defeasance will not cause the Trustee to have a conflicting interest for the purposes of the Trust Indenture Act with respect any of the Issuer’s or the Guarantor’s securities.

(viii) Such legal defeasance or covenant defeasance will not cause any securities listed on any registered national securities exchange under the Exchange Act to be delisted.

(ix) Such legal defeasance or covenant defeasance will be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Issuer or the Guarantor in connection therewith.

(5) The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 402 of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Securities.

(6) Anything in this Section 402 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon an Issuer Request any money or Government Obligations (or any proceeds therefrom) held by it as provided in Section 402(2)(i) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a legal defeasance or covenant defeasance, as applicable, in accordance with this Section 402.

SECTION 403.	APPLICATION OF TRUST MONEY.

Subject to the provisions of Section 405, all money and Government Obligations (and proceeds therefrom) deposited with the Trustee pursuant to Section 401 or 402 in respect of Outstanding Securities of any series shall be held in trust and applied by it, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Issuer or the Guarantor or any of their respective Affiliates or Subsidiaries) as the Trustee may determine, to the Persons entitled thereto, of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) for whose payment such money has or Government Obligations have been deposited with or received by the Trustee; but such money and Government Obligations need not be segregated from other funds except to the extent required by law.

SECTION 404.	APPLICATION OF MONIES HELD.

Subject to the provisions of Section 405, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders of Securities of a particular series, all money and Government Obligations (and proceeds therefrom) deposited with it pursuant to Sections 401 and 402 shall apply the deposited money and Government Obligations (and proceeds therefrom) in accordance with this Indenture and such Securities to the payment of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) on such Securities.

SECTION 405.	RETURN OF UNCLAIMED MONIES.

Subject to the restrictions of applicable law, the Trustee and each Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment may, at the expense of the Issuer, either publish in an Authorized Newspaper in the City of New York, or cause to be mailed to each Holder entitled to such money, notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 calendar days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to that money must look to the Issuer or Guarantor for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and each Paying Agent shall be relieved of all liability with respect to such money.

SECTION 406.	REINSTATEMENT.

If the Trustee or any Paying Agent is unable to apply any moneys or Government Obligations deposited pursuant to Section 401(1)(i) or 402(4)(i) to pay any principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) on the Securities of a particular series by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and such Securities and the related Guarantor’s obligations under this Indenture and the Guarantees shall be revived and reinstated as though no such deposit had occurred, until such time as the Trustee or Paying Agent is permitted to apply all such moneys and Government Obligations to pay the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) on such Securities as contemplated by Section 401 or 402, as the case may be, and Section 403; provided, however, that if the Issuer or the Guarantor makes any payment of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) on such Securities following the reinstatement of its obligations as aforesaid, the Issuer or the Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the funds held by the Trustee or Paying Agent in trust.

ARTICLE 5

REMEDIES

SECTION 501.	EVENTS OF DEFAULT.

In case any one or more of the following (each, an “Event of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing with respect to the Securities of any particular series:

(1) the failure to pay Interest on the Securities of such series when such Interest becomes due and payable that continues for a period of 30 days;

(2) the failure to pay any principal (and premium, if any) (including the Redemption Price upon redemption pursuant to Article 11) with respect to the Securities of such series, when due and payable, on the Maturity Date, upon acceleration, upon redemption or otherwise;

(3) default in the deposit of any sinking fund payment, when and as due by the terms of any Security of such series;

(4) default in the observance or performance of any other covenant or agreement of the Issuer or the Guarantor in this Indenture and continuance of such default for a period of 60 days after the Issuer receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding and stating that such notice is a “Notice of Default” hereunder;

(5) default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt of the Guarantor, of the Issuer or of any Subsidiary, having an aggregate principal amount outstanding of at least $50,000,000, whether such default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 60 days after written notice to the Issuer by the Trustee or Holders of at least 25% of the principal amount of the Securities of such series Outstanding;

(6) the Guarantor, the Issuer, or any of their respective Significant Subsidiaries pursuant to or under or within meaning of any Bankruptcy Law:

(i) commences a voluntary case; or

(ii) consents to the entry of an order for relief against it in an involuntary case; or

(iii) consents to the appointment of any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law of it or for all or substantially of its property; or

(iv) makes a general assignment for the benefit of creditors; or

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Guarantor, the Issuer or any of their respective Significant Subsidiaries in an involuntary case; or

(ii) appoints a trustee, receiver, liquidator, custodian or other similar official of the Guarantor, the Issuer or any of their respective Significant Subsidiaries or for all or substantially all of its property; or

(iii) orders the liquidation of the Guarantor, the Issuer or any of their respective Significant Subsidiaries;

and, in each case in this clause (7), the order or decree remains unstayed and in effect for 90 calendar days;

then, and in each and every such case (other than an Event of Default specified in Section 501(6) and Section 501(7)), unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Issuer and the Guarantor (and to the Trustee if given by Holders of Securities), specifying the respective Event of Default and that such notice is a “notice of acceleration,” may declare the principal amount of and premium, if any, as applicable, and Interest accrued and unpaid on, all the Securities of such series to be immediately due and payable, and upon any such declaration the same shall be immediately due and payable.

If an Event of Default specified in Section 501(6) or Section 501(7) occurs and is continuing, then the principal of (and premium, if any) and Interest accrued and unpaid (including the Redemption Price upon redemption pursuant to Article 11) on all the Securities of such series shall be immediately due and payable without any declaration or other action on the part of the Trustee or any Holder of Securities of such series.

If, at any time after the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) on the Securities of a particular series shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, Holders of a majority in aggregate principal amount of and premium, if any, as applicable, the Securities of such series then Outstanding on behalf of the Holders of all of the Securities of such series then Outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences, subject in all respects to Section 507, if: (a) all Events of Default, other than the nonpayment of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) on that have become due solely because of such acceleration, have been cured or waived; (b) the Issuer or the Guarantor shall have deposited with the Trustee a sum sufficient to pay all overdue Interest, including Interest on overdue principal and (to the extent that payment of such Interest is lawful) overdue installments of Interest, and all principal which has become due otherwise than by such acceleration; and (c) the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances pursuant to Section 606. No such rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon.

In case the Trustee shall have proceeded to enforce any right under this Indenture with respect to the Securities of a particular series and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Guarantor, the Holders of the Securities of such series, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Guarantor, the Holders of the Securities of such series, and the Trustee shall continue as though no such proceeding had been taken.

Anything herein to the contrary notwithstanding, Interest on any overdue installments of principal of and premium, if any, as applicable, and (to the extent that payment of such Interest is lawful) Interest on the Securities of a particular series shall accrue and be payable at the same rate as Interest is otherwise payable on such Securities.

SECTION 502.	PAYMENTS OF SECURITIES ON DEFAULT; SUIT THEREFOR.

The Issuer covenants that in the case of an Event of Default with respect to Securities of a particular series pursuant to Section 501(1), 501(2) or 501(3), upon demand of the Trustee, the Issuer will pay to the Trustee, for the benefit of the Holders of the Securities of such series, (i) the whole amount that then shall be due and payable on all such Securities for principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11), as the case may be, with Interest upon overdue principal and (to the extent that payment of such Interest is enforceable under applicable law) the overdue installments of accrued and unpaid Interest at the rate borne by such Securities from the required payment date and, (ii) in addition thereto, any amounts due the Trustee under Section 606. Until such demand by the Trustee, the Issuer may pay the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) on the Securities to the registered Holders, whether or not such payments in respect of the Securities are overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer, the Guarantor or any other obligor on the Securities of such series and collect in the manner provided by law out of the property of the Issuer, the Guarantor or any other obligor on the Securities of such series wherever situated the monies adjudged or decreed to be payable.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Guarantor, the Issuer or any other obligor upon the Securities of any particular series or the property of the Guarantor, the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer or the Guarantor for the payment of overdue principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) on such Securities shall be entitled and empowered, by intervention in such proceeding or otherwise: (1) to file and prove a claim for the whole amount of principal of (and premium, if any) and Interest (including Interest on overdue principal and (to the extent that payment of such Interest is lawful) overdue Interest) and including the Redemption Price upon redemption pursuant to Article 11, owing and unpaid in respect of such Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of such Securities allowed in such judicial proceeding, and (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of such Securities to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of such Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 606. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security of any series any plan of reorganization, arrangement, adjustment or composition affecting the Securities of such series or the related Guarantees or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of Securities of such series in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders of Securities, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors’ committee.

All rights of action and of asserting claims under this Indenture, or under the Securities of any series or the related Guarantees, may be enforced by the Trustee without the possession of any of the Securities of such series, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities of such series.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities, and it shall not be necessary to make any Holders of the Securities parties to any such proceedings.

SECTION 503.	APPLICATION OF MONIES COLLECTED BY TRUSTEE.

Any monies collected by the Trustee pursuant to this Article 5 shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Securities, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST:	To the payment of costs and expenses of collection, including all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel all other amounts due the Trustee and any predecessor Trustee under Section 606;

SECOND:	To the payment of the amounts then due and unpaid upon the Securities for principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11), in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on the Securities for principal (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11), respectively; and

THIRD:	To the payment of the remainder, if any, to the Issuer.

SECTION 504.	PROCEEDINGS BY HOLDERS OF SECURITIES.

No Holder of any Security of any series shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, except in the case of a default in the payment of principal (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) on such Securities, unless (a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the Securities of such series, as hereinbefore provided, (b) the Holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, liabilities or expenses to be incurred therein or thereby, (c) the Trustee for 60 calendar days after the receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding and (d) no direction inconsistent with such written request shall have been given to the Trustee by Holders of a majority in aggregate principal amount of Securities of such series then Outstanding in accordance with Section 507; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of Securities shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities (except as otherwise provided herein). For the protection and enforcement of this Section 504, each and every Holder of Securities and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Security of any series, the right of any Holder of any Security of any series to receive payment of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) on such Security, on or after the respective due dates expressed in such Security or in the event of redemption, or to institute suit for the enforcement of any such payment on or after such respective dates against the Issuer or the Guarantor, shall not be impaired or affected without the consent of such Holder.

SECTION 505.	PROCEEDINGS BY TRUSTEE.

If an Event of Default occurs and is continuing with respect to the Securities of any particular series, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of such Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 506.	REMEDIES CUMULATIVE AND CONTINUING.

To the extent permitted by law, all powers and remedies given by this Article 5 to the Trustee or to the Holders of Securities of any particular series shall be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any Securities of any particular series to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 504, every power and remedy given by this Article 5 or by law to the Trustee or to the Holders of such Securities may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders of such Securities.

SECTION 507.	DIRECTION OF PROCEEDINGS AND WAIVER OF DEFAULTS BY MAJORITY OF HOLDERS OF SECURITIES.

The Holders of not less than a majority in aggregate principal amount of the Securities of a particular series at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and (c) the Trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the Holders of such Securities not joining therein, it being understood that (subject to Section 602) the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders.

The Holders of a majority in aggregate principal amount of the Securities of any particular series at the time Outstanding may, on behalf of the Holders of all of the Securities of such series, waive any past default or Event of Default with respect to Securities of such series hereunder and its consequences except (i) a default in the payment of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) on the Securities of such series, (ii) a default in the payment of the Redemption Price or any Interest on the Securities of such series called for redemption on a Redemption Date pursuant to Article 11, or (iii) a default in respect of a covenant or provisions hereof, which under Article 9 cannot be modified or amended without the consent of the Holders of all Securities of such series then Outstanding or each Security of such series affected thereby.

Upon any such waiver, such default with respect to such Securities shall cease to exist, and any Event of Default with respect to such Securities arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default with respect to such Securities or impair any right consequent thereon.

SECTION 508.	UNDERTAKING TO PAY COSTS.

All parties to this Indenture agree, and each Holder of a Security of any particular series by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 508 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder of Securities of such series, or group of Holders of such series, holding in the aggregate more than ten percent in principal amount of the Securities of such series at the time Outstanding, or to any suit instituted by any Holder of Securities of such series for the enforcement of the payment of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) on such Security on or after the due date expressed in such Security.

ARTICLE 6

THE TRUSTEE

SECTION 601.	NOTICE OF DEFAULTS.

Within 90 calendar days after the occurrence of any default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) on any Security of a particular series, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Securities of such series; and provided further that in the case of any default or breach with respect to Securities of any series of the character specified in Section 501(7), no such notice to Holders of Securities of such series shall be given until at least 60 days after the occurrence thereof.

SECTION 602.	CERTAIN RIGHTS OF TRUSTEE.

Subject to the provisions of TIA Section 315(a) through 315(d):

(1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate, statement, instrument, Opinion of Counsel, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order (other than delivery of any Security to the Trustee for authentication and delivery pursuant to Section 303 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(4) before the Trustee acts or refrains from acting, the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Holders or, if paid by the Trustee, shall be repaid by the Holders upon demand. The Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer and the Guarantor relevant to the facts or matters that are the subject of its inquiry, personally or by agent or attorney;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(9) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(10) the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct; and

(11) except for (i) a default under Sections 501(1), 501(2) or 501(3) hereof, or (ii) any other event of which a Responsible Officer of the Trustee has “actual knowledge” and which event constitutes or, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture with respect to Securities of any particular series, the Trustee shall not be deemed to have notice of any default or Event of Default unless specifically notified in writing of such event by the Issuer or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding; as used herein, the term “actual knowledge” means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Except during the continuance of an Event of Default, the Trustee undertakes to perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

SECTION 603.	NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

The recitals contained herein and in the Securities and any related Guarantees, except the Trustee’s certificate of authentication, shall be taken as the statements of the Issuer, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or any related Guarantees, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuer of Securities or the proceeds thereof.

SECTION 604.	MAY HOLD SECURITIES AND COMMON STOCK.

The Trustee, any Paying Agent, Security Registrar, Authenticating Agent or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Securities or Common Stock and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Issuer and the Guarantor with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, Authenticating Agent or such other agent.

SECTION 605.	MONEY HELD IN TRUST.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

SECTION 606.	COMPENSATION AND REIMBURSEMENT.

The Issuer agrees:

(1) to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse each of the Trustee and any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

(3) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Sections 501(6) or 501(7), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

As security for the performance of the obligations of the Issuer under this Section, the Trustee shall have a Lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) on any Securities. The provisions of this Section shall survive the termination of this Indenture.

SECTION 607.	CORPORATE TRUSTEE REQUIRED; ELIGIBILITY; CONFLICTING INTERESTS.

There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act. Neither the Issuer, the Guarantor nor any Person directly or indirectly controlling, controlled by, or under common control with the Issuer or the Guarantor shall serve as Trustee.

If and when the Trustee shall be or become a creditor of the Issuer or the Guarantor or any other obligor under the Securities, the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Issuer, the Guarantor or any such other obligor, as the case may be.

SECTION 608.	RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

(1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

(2) The Trustee may resign at any time by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(3) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Trustee and to the Issuer.

(4) If at any time:

(i) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Issuer or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Issuer or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer by or pursuant to a Board Resolution may remove the Trustee and appoint a successor Trustee, or (B) subject to TIA Section 315(e), any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(5) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of one or more series, the Issuer, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Issuer. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Issuer or the Holders of securities of such series and accepted appointment in the manner hereinafter provided, any Holder of Securities of such series who has been a bona fide Holder of Securities of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(6) The Issuer shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee by mailing or causing to be mailed such notice to the Holders of Securities of such series as they appear on the Security Register. Each notice shall include the name of the successor Trustee with respect to such series and the address of its Corporate Trust Office.

SECTION 609.	ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

(1) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 606.

(2) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Issuer, the Guarantor, the retiring Trustee and each successor Trustee shall execute and deliver an indenture supplemental hereto, pursuant to Article 9 hereof, wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring as to all Outstanding Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to Securities of that or those series to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Issuer or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(3) Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (1) or (2) of this Section 609, as the case may be.

(4) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 610.	MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case any Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

SECTION 611.	APPOINTMENT OF AUTHENTICATING AGENT.

At any time when any of the Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption thereof, and such Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Issuer. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America or of any state or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authorities. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee for any series of Securities may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve in the manner set forth in Section 106 by mailing or causing to be mailed such notice to the Holders of Securities of such series as they appear on the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation including reimbursement of its reasonable expenses for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

“This is one of the Securities designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
as Authenticating Agent

By:
Authorized Signatory

Dated:                     “

SECTION 612.	CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEE.

(1) With respect to the Securities, except during the continuance of an Event of Default with respect to any particular series of Securities:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and imposed by the Trust Indenture Act and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but shall not be under any duty to verify the contents or accuracy thereof.

(2) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(3) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this Subsection shall not be construed to limit the effect of Subsection (1) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable to Holders of Securities of any particular series with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of such series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

(v) except as explicitly specified otherwise herein, the Issuer will be responsible for making all calculations required under this Indenture and the Securities. The Issuer will make all these calculations in good faith and, absent manifest error, the Issuer’s calculations will be final and binding on Holders of the Securities. The Issuer will provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of the Issuer’s calculations without independent verification. The Trustee will forward the Issuer’s calculations to any Holder of the Securities upon request.

(4) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 612.

ARTICLE 7

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.	DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS.

Every Holder of Securities or coupons, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any Authenticating Agent nor any Paying Agent nor any Security Registrar shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders of Securities in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

SECTION 702.	REPORTS BY TRUSTEE.

Within 60 days after July 15 of each year commencing with the first July 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit by mail to all Holders of Securities as provided in TIA Section 313(c) a brief report dated as of such July 15 if required by TIA Section 313(a). A copy of each such report at the time of its mailing to Holders of Securities of any series shall be filed with the Commission and each national securities exchange on which the Securities of such series are listed. The Issuer shall promptly notify the Trustee when Securities of any series are listed on any national securities exchange.

SECTION 703.	REPORTS BY ISSUER.

Whether or not required by the rules and regulations of the Commission, so long as any Securities are Outstanding, the Issuer will furnish to the Trustee:

(1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such reports; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports,

in each case within fifteen (15) days after the Issuer files such reports with the Commission or would be required to file such reports with the Commission pursuant to the applicable rules and regulations of the Commission, whichever is earlier. Reports, information and documents filed with the Commission via the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) will be deemed to be delivered to the Trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR. If, notwithstanding the foregoing, the Commission will not accept the required filings through EDGAR for any reason, the Issuer may make the reports referred to in clauses (1) and (2) above available on its website within fifteen (15) days after the Issuer would be required to file such reports with the Commission, and such reports will be deemed to be delivered to the Trustee as of the time they are made available.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Issuer’s consolidated financial statements by its independent registered public accounting firm, unless otherwise permitted by the Commission. Notwithstanding the foregoing, if permitted by the Commission, the Issuer may satisfy its obligation to furnish the reports described above by furnishing such reports filed by the Guarantor.

SECTION 704.	ISSUER TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

The Issuer will furnish or cause to be furnished to the Trustee:

(1) semiannually, not later than 15 days after the Regular Record Date for interest for each series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of such Regular Record Date or, if there is no Regular Record Date for interest for such series of Securities, semiannually, upon such dates as are set forth in or established pursuant to the Board Resolution or indenture supplemental hereto authorizing such series, and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that, so long as the Trustee is the Security Registrar, no such list shall be required to be furnished.

ARTICLE 8

CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

SECTION 801.	ISSUER MAY CONSOLIDATE ON CERTAIN TERMS.

(1) The Issuer shall not merge into or consolidate with any other Person or Persons or sell, lease, transfer, convey or otherwise dispose of its properties and assets substantially as an entirety to any other Person or Persons, unless:

(i) the successor Person is a corporation organized under the laws of the United States, any state thereof or the District of Columbia;

(ii) the successor Person expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the Issuer’s obligation for the due and punctual payment of the principal of (and premium, if any) and Interest on the Securities and the performance and observance of every covenant of the Securities and this Indenture on the part of the Issuer to be performed or observed;

(iii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(iv) the Issuer has delivered to the Trustee an Officer’s Certificate and Opinion of Counsel stating that such consolidation, merger, sale, conveyance, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

(2) The restrictions in Section 801(1) hereof shall not be applicable to the merger, amalgamation, arrangement or consolidation of the Issuer with a Subsidiary of the General Partner if the Guarantor’s Board of Directors determines in good faith that the purpose of such transaction is principally to change the state of incorporation of the Issuer or convert the form of organization of the Issuer to another form.

No such consolidation, merger, sale, conveyance, transfer or lease shall be permitted by this Section 801 unless prior thereto the Guarantor shall have delivered to the Trustee an Officers’ Certificate of the Guarantor and an Opinion of Counsel, each stating that the Guarantor’s obligations hereunder and under the Guarantees endorsed on the Securities shall remain in full force and effect thereafter.

SECTION 802.	ISSUER SUCCESSOR TO BE SUBSTITUTED.

Upon any consolidation of the Issuer with, or merger of the Issuer into, any other Person or any sale, transfer, lease or other conveyance of its properties and assets substantially as an entirety in accordance with Section 801(1), the successor Person formed by such consolidation or into which the Issuer is merged or to which such sale, transfer, lease or other conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein, and thereafter, except in the case of a lease, the predecessor Person shall be released of all obligations to pay principal and Interest on the Securities and all other obligations and covenants under the Indenture and the Securities.

SECTION 803.	GUARANTOR MAY CONSOLIDATE ON CERTAIN TERMS.

(1) The Guarantor shall not merge into or consolidate with any other Person or Persons or sell, lease, transfer, convey or otherwise dispose of its properties and assets substantially as an entirety to any other Person or Persons, unless:

(i) the successor Person is a corporation organized under the laws of the United States, any state thereof or the District of Columbia;

(ii) the successor Person expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the Guarantor’s obligation for the due and punctual payment of the principal of (and premium, if any) and Interest on the Securities and the performance and observance of every covenant of the Securities and this Indenture on the part of the Guarantor to be performed or observed;

(iii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(iv) the Guarantor has delivered to the Trustee a Guarantor Officer’s Certificate and Opinion of Counsel stating that such consolidation, merger, sale, conveyance, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

(2) The restrictions in Section 803(1) hereof shall not be applicable to the merger, amalgamation, arrangement or consolidation of the Guarantor with a Subsidiary of the General Partner if the Guarantor’s Board of Directors determines in good faith that the purpose of such transaction is principally to change the state of incorporation of the Guarantor or convert the form of organization of the Guarantor to another form.

SECTION 804.	GUARANTOR SUCCESSOR TO BE SUBSTITUTED.

Upon any consolidation of the Guarantor with, or merger of the Guarantor into, any other Person or any sale, transfer, lease or other conveyance of its properties and assets substantially as an entirety in accordance with Section 803, the successor Person formed by such consolidation or into which the Guarantor is merged or to which such sale, transfer, lease or other conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor Person had been named as the Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be released of all obligations to pay principal and interest on any Securities and all other obligations and covenants under the Indenture and the Securities.

ARTICLE 9

SUPPLEMENTAL INDENTURES

SECTION 901.	SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS OF SECURITIES.

The Issuer and the Guarantor, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental without the consent of any Holder of the Securities hereto for any of the following purposes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(3) to evidence and provide for the acceptance of appointment by a successor trustee;

(4) to conform the terms of this Indenture, the Securities and/or the Guarantee to any provision or other description of the Securities or Guarantee, as the case may be, contained in the applicable prospectus and any applicable prospectus supplement;

(5) to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the Issuer’s or the Guarantor’s obligations under this Indenture and the Securities, in each case in compliance with the provisions thereof;

(6) to establish the form or terms of Securities of any series as permitted by Section 201 or 301;

(7) to comply with the rules of any applicable securities depository;

(8) to make any change that would provide any additional rights or benefits to the Holders of Securities of all or any series (including to secure the Securities of such series, add Guarantees with respect thereto, transfer any property to or with the Trustee, add to the Issuer’s covenants for the benefit of the Holders of Securities of such series, add any additional Events of Default, or surrender any right or power conferred upon the Issuer or the Guarantor) or that does not adversely affect the legal rights hereunder of any Holder of the Securities of any series in any respect; or

(9) supplement any provision of this Indenture as shall be necessary to permit or facilitate the defeasance and discharge of the Securities of all or any series in accordance with this Indenture; provided that such action shall not adversely affect the interests of any Holder of the Securities of any series in any material respect.

Upon the written request of the Issuer, accompanied by Board Resolutions authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Issuer and the Guarantor in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 901 may be executed by the Issuer, the Guarantor and the Trustee without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 902.

SECTION 902.	SUPPLEMENTAL INDENTURE WITH CONSENT OF HOLDERS OF SECURITIES.

With the consent (evidenced as provided in Article 7) of the Holders of not less than a majority in aggregate principal amount of all Outstanding Securities of each series affected by such supplemental indenture, the Issuer and the Guarantor, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or modifying in any manner the rights of the Holders of the Securities; provided that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected by such supplemental indenture:

(1) reduce the percentage of Outstanding Securities necessary to modify or amend this Indenture, to waive compliance with certain provisions of this Indenture or certain defaults and their consequences provided in this Indenture, or to reduce the quorum or change voting requirements set forth in this Indenture;

(2) reduce the rate of, change or have the effect of changing the time for payment of Interest, including Defaulted Interest, on any Security;

(3) reduce the principal amount of, change or have the effect of changing the Stated Maturity of any Security, or change the date on which any Security may be subject to redemption or reduce the Redemption Price therefor;

(4) make any Security payable in currency other than that stated in such Security or change the place of payment of any Security from that stated in such Security or in this Indenture;

(5) make any change in provisions of this Indenture protecting the right of each Holder of a Security to receive payment of principal of and Interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders holding a majority in principal amount of the Outstanding Securities to waive defaults or Events of Default;

(6) make any change to or modify in any manner adverse to the Holders the terms and conditions of the obligations of the Guarantor under Article 15;

(7) make any change to or modify the ranking of any Security that would adversely affect the Holders of such Security; or

(8) modify any of this Section 902 or any of the Second paragraph of Section 507, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the Holders of each of the Outstanding Securities affected thereby.

Upon the written request of the Issuer, accompanied by Board Resolutions authorizing the execution of any supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders of Securities as aforesaid, the Trustee shall join with the Issuer and the Guarantor in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders of Securities under this Section 902 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

SECTION 903.	EFFECT OF SUPPLEMENTAL INDENTURE.

Any supplemental indenture executed pursuant to the provisions of this Article 9 shall comply with the Trust Indenture Act, as then in effect, provided that this Section 903 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 9, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer, the Guarantor and the Holders of Securities shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 904.	NOTATION ON SECURITIES.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 9 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Issuer’s expense, be prepared and executed by the Issuer, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 611) and delivered in exchange for the Securities then Outstanding, upon surrender of such Securities then Outstanding.

SECTION 905.	EVIDENCE OF COMPLIANCE OF SUPPLEMENTAL INDENTURE TO BE FURNISHED TO TRUSTEE.

Prior to entering into any supplemental indenture pursuant to this Article 9, the Trustee shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 9 and is otherwise authorized or permitted by this Indenture.

ARTICLE 10

COVENANTS

SECTION 1001.	PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST.

The Issuer covenants and agrees for the benefit of the Holders of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) payable in respect of the Securities of that series in accordance with the terms of such series of Securities, any coupons appertaining thereto and this Indenture. Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, any interest due on and any Additional Amounts payable in respect of Bearer Securities on or before the Maturity Date, other than Additional Amounts, if any, payable as provided in Section 1010 in respect of principal of (or premium, if any, on) such a Bearer Security, shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature.

SECTION 1002.	MAINTENANCE OF OFFICE OR AGENCY.

If Securities of a series are issuable only as Registered Securities, the Issuer shall maintain in each Place of Payment for such series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Securities of that series and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Issuer will maintain: (1) in The City of New York, an office or agency where any Securities of that series may be presented or surrendered for payment, where any Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange, where notices and demands to or upon the Issuer in respect of the Securities of that series and this Indenture may be served and where Bearer Securities of that series and related coupons may be presented or surrendered for payment in the circumstances described in the following paragraph (and not otherwise); (2) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States, an office or agency where Securities of that series and related coupons may be presented and surrendered for payment (including payment of any Additional Amounts payable on Securities of that series pursuant to Section 1010); provided, however, that if the Securities of that series are listed on any stock exchange located outside the United States and such stock exchange shall so require, the Issuer will maintain a Paying Agent for the Securities of that series in any required city located outside the United States, as the case may be, so long as the Securities of that series are listed on such exchange; and (3) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States an office or agency where any Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Issuer in respect of the Securities of that series and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment (including payment of any Additional Amounts payable on Bearer Securities of that series pursuant to Section 1010) at the offices specified in the Security, in London, England, and the Issuer hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands, and the Issuer hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

Unless otherwise specified with respect to any Securities pursuant to Section 301, no payment of principal, premium or interest on or Additional Amounts in respect of Bearer Securities shall be made at any office or agency of the Issuer in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that, if the Securities of a series are payable in Dollars, payment of principal of and any premium and interest on any Bearer Security (including any Additional Amounts payable on Securities of such series pursuant to Section 1010) shall be made at the office of the Issuer’s Paying Agent in The City of New York, if (but only if) payment in Dollars of the full amount of such principal, premium, interest or Additional Amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Issuer in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

The Issuer may from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise specified with respect to any Securities pursuant to Section 301 with respect to a series of Securities, the Issuer hereby designates as a Place of Payment for each series of Securities the Corporate Trust Office, and initially appoints the Trustee at its Corporate Trust Office as Paying Agent and as its agent to receive all such presentations, surrenders, notices and demands.

Unless otherwise specified with respect to any Securities pursuant to Section 301, if and so long as the Securities of any series (1) are denominated in a Foreign Currency or (2) may be payable in a Foreign Currency, or so long as it is required under any other provision of this Indenture, then the Issuer will maintain with respect to each such series of Securities, or as so required, at least one exchange rate agent.

So long as the Trustee is the Securities Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 608(6). If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Issuer and the Holders of Outstanding Securities it can identify from its records.

SECTION 1003.	MONEY FOR SECURITIES PAYMENTS TO BE HELD IN TRUST.

If the Issuer shall at any time act as its own Paying Agent with respect to any series of any Securities and any related coupons, it will, on or before each due date of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) in respect of, any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for any series of Securities and any related coupons, it will, on or before each due date of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) in respect of, any Securities of that series, deposit with a Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.

The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003, that such Paying Agent will

(1) hold all sums held by it for the payment of principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Issuer (or any other obligor upon the Securities) in the making of any such payment of principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) on the Securities of that series; and

(3) at any time during the continuance of any such default upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by delivery of an Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Except as otherwise provided in the Securities of any series, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) in respect of, any Security of any such series and remaining unclaimed for two years after such principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) have become due and payable shall be paid to the Issuer upon Issuer Request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantor for payment of such principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) in respect of, such Security, without interest thereon, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in an Authorized Newspaper, or to be mailed to Holders of Registered Securities, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or notice, as the case may be, any unclaimed balance of such money then remaining will be repaid to the Issuer.

SECTION 1004.	EXISTENCE.

Except as permitted under Article 8 the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises, and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. However, neither the Issuer nor the Guarantor will be required to preserve any right or franchise if the Board of Directors of the General Partner or the Guarantor, as the case may be, determines that the preservation of the right or franchise is no longer desirable in the conduct of the business of the Issuer or the Guarantor, as the case may be.

SECTION 1005.	MAINTENANCE OF PROPERTIES.

The Guarantor will cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary of the Guarantor to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Guarantor may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Guarantor and its Subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of their business consistent with the terms of this Indenture.

SECTION 1006.	INSURANCE.

The Guarantor will, and will cause each of its Subsidiaries to, keep in force upon all of its properties and operations insurance policies carried with responsible companies in such amounts and covering all such risks as is customary in the industry in which the Guarantor and its Subsidiaries do business in accordance with prevailing market conditions and availability.

SECTION 1007.	PAYMENT OF TAXES AND OTHER CLAIMS.

Each of the Guarantor and the Issuer will pay or discharge or cause to be paid or discharged before it becomes delinquent:

(1) all taxes, assessments and governmental charges levied or imposed on it or any of its Subsidiaries or on its or any such Subsidiary’s income, profits or property; and

(2) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its property or the property of any of its Subsidiaries.

However, neither the Guarantor nor the Issuer will be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.

SECTION 1008.	APPOINTMENTS TO FILL VACANCIES IN TRUSTEE’S OFFICE.

The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, upon the terms and conditions and otherwise as provided in Section 608, a Trustee, so that there shall at all times be a Trustee hereunder.

SECTION 1009.	STATEMENT AS TO COMPLIANCE.

The Issuer and the Guarantor will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of the General Partner as to his or her knowledge of the Issuer’s and the Guarantor’s compliance with all conditions and covenants under this Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof. For purposes of this Section 1009, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

The Issuer will deliver to the Trustee, promptly upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers’ Certificate specifying with particularity such default or Event of Default and further stating what action the Issuer has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 1009 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

SECTION 1010.	ADDITIONAL AMOUNTS.

If any Securities of a series provide for the payment of Additional Amounts, the Issuer will pay to the Holder of any Security of such series or any coupon appertaining thereto Additional Amounts as may be specified as contemplated by Section 301. Whenever in this Indenture there is mentioned the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or payment of any related coupon or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of such series established pursuant to Section 301 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Except as otherwise specified as contemplated by Section 301, if the Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to the Maturity Date, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Issuer will furnish the Trustee and the Issuer’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers’ Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or Interest on the Securities of that series shall be made to Holders of Securities of that series or any related coupons who are not United States Persons without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of the series. If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities of that series or related coupons and the Issuer will pay to the Trustee or such Paying Agent the Additional Amounts required by the terms of such Securities. If the Trustee or any Paying Agent, as the case may be, shall not so receive the above-mentioned Officers’ Certificate, then the Trustee or such Paying Agent shall be entitled (1) to assume that no such withholding or deduction is required with respect to any payment of principal, premium or Interest with respect to any Securities of a series or related coupons until it shall have received a certificate advising otherwise and (2) to make all payments of principal, premium and Interest with respect to the Securities of a series or related coupons without withholding or deductions until otherwise advised. The Issuer covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them pursuant to this Section 1010 or in reliance on any Officers’ Certificate furnished pursuant to this Section 1010 or in reliance on the Issuer’s not furnishing such an Officers’ Certificate.

SECTION 1011.	WAIVER OF CERTAIN COVENANTS.

The Issuer may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1004 to 1008, inclusive, with respect to the Securities of any series if before or after the time for such compliance the Holders of at least a majority in principal amount of all Outstanding Securities of such series, by act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 1012.	WAIVER OF USURY, STAY OR EXTENSION LAWS.

The Issuer and the Guarantor each covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture, the Securities or the Guarantees endorsed on the Securities; and the Issuer and the Guarantor each (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 11

REDEMPTION OF SECURITIES

SECTION 1101.	APPLICABILITY OF ARTICLE.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article 11.

SECTION 1102.	ELECTION TO REDEEM; NOTICE TO TRUSTEE.

The election of the Issuer to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Issuer of the Securities of any series, the Issuer shall, at least 30 days prior to the giving of the notice of redemption in Section 1104 (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Issuer shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

SECTION 1103.	SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

If less than all the Securities of any series originally issued on the same day with the same terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series originally issued on such date with the same terms not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series; provided, however, that so long as DTC or its nominee is the registered owner of a Global Security, such Global Security will be redeemed in accordance with the requirements of DTC.

The Trustee shall promptly notify the Issuer and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 1104.	NOTICE OF REDEMPTION.

Notice of redemption shall be given in the manner provided in Section 106, not less than 30 days nor more than 60 days prior to the Redemption Date, unless a shorter period is specified by the terms of such series established pursuant to Section 301, to each Holder of Securities to be redeemed, but failure to give such notice in the manner herein provided to the Holder of any Security designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Security or portion thereof.

Any notice that is mailed to the Holders of Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

All notices of redemption shall state:

(1) the Redemption Date;

(2) the Redemption Price and Additional Amounts, if any, payable upon redemption;

(3) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed;

(4) in case any Security is to be redeemed in part only, that on and after the Redemption Date, upon surrender of such Security, the holder will receive, without a charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed;

(5) that on the Redemption Date the Redemption Price and accrued interest to the Redemption Date payable as provided in Section 1106, if any, will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon shall cease to accrue on and after said date;

(6) the Place or Places of Payment where such Securities, together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and accrued interest, if any;

(7) that the redemption is for a sinking fund, if such is the case;

(8) that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all coupons maturing subsequent to the date fixed for redemption or the amount of any such missing coupon or coupons will be deducted from the Redemption Price, unless security or indemnity satisfactory to the Issuer, the Trustee for such series and any Paying Agent is furnished;

(9) if Bearer Securities of any series are to be redeemed and any Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Securities not subject to redemption on this Redemption Date pursuant to Section 305 or otherwise, the last date, as determined by the Issuer, on which such exchanges may be made; and

(10) the CUSIP number of such Securities, if any.

Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer.

SECTION 1105.	DEPOSIT OF REDEMPTION PRICE.

On or before any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, which it may not do in the case of a sinking fund payment under Article 12, segregate and hold in trust as provided in Section 1003) an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay on the Redemption Date the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.

SECTION 1106.	SECURITIES PAYABLE ON REDEMPTION DATE.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at a redemption price therein specified (the “Redemption Price”) in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Securities shall, if the same were interest-bearing, cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Issuer at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of coupons for such interest; and provided further that installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 307.

If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Issuer and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of those coupons.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by or provided in, as the case may be, the Security.

SECTION 1107.	SECURITIES REDEEMED IN PART.

Any Registered Security which is to be redeemed only in part (pursuant to the provisions of this Article 11 or of Article 12) shall be surrendered at a Place of Payment therefor (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his or her attorney duly authorized in writing) and the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge a new Security or Securities of the same series of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a Global Security is so surrendered, the Issuer shall execute and the Trustee shall authenticate and deliver to the depositary, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered.

ARTICLE 12

SINKING FUNDS

SECTION 1201.	APPLICABILITY OF ARTICLE.

The provisions of this Article 12 shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of such Securities of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of any Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 1202.	SATISFACTION OF SINKING FUND PAYMENTS WITH SECURITIES.

The Issuer may, in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of a series, (1) deliver Outstanding Securities of such series (other than any previously called for redemption) together, in the case of any Bearer Securities of such series, with all unmatured coupons appertaining thereto and (2) apply as a credit Securities of such series which have been redeemed either at the election of the Issuer pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, as provided for by the terms of such Securities, or which have otherwise been acquired by the Issuer; provided, however, that such Securities so delivered or applied as a credit have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the applicable Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

SECTION 1203.	REDEMPTION OF SECURITIES FOR SINKING FUND.

Not less than 60 days prior to each sinking fund payment date for Securities of any series, the Issuer will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so delivered and credited. If such Officers’ Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Issuer shall thereupon be obligated to pay the amount therein specified. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuer in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

ARTICLE 13

REPAYMENT AT THE OPTION OF HOLDERS

SECTION 1301.	APPLICABILITY OF ARTICLE.

Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the applicable terms, if any, of such Securities and (except as otherwise specified by the terms of such series established pursuant to Section 301) in accordance with this Article 13.

SECTION 1302.	REPAYMENT OF SECURITIES.

Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with Interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities. The Issuer covenants that on or prior to the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay the principal (or, if so provided by the terms of the Securities of such series, a percentage of the principal) of, and (except if the Repayment Date shall be an Interest Payment Date) accrued Interest on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

SECTION 1303.	EXERCISE OF OPTION.

Securities of any series subject to repayment at the option of the Holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Securities. In order for any Security to be repaid at the option of the Holder, the Trustee must receive at the Place of Payment therefor specified in the terms of such Security (or at such other place or places of which the Issuer shall from time to time notify the Holders of such Securities) not earlier than 60 days nor later than 30 days prior to the Repayment Date (1) the Security so providing for such repayment together with any “Option to Elect Repayment” or similar form on the reverse thereof duly completed by the Holder (or by the Holder’s attorney duly authorized in writing) or (2) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States setting forth the name of the Holder of the Security, the principal amount of the Security, the principal amount of the Security to be repaid, the CUSIP number, if any, or a description of the tenor and terms of the Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Security to be repaid, together with any duly completed “Option to Elect Repayment” or similar form on the reverse of the Security, will be received by the Trustee not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, however, that such telegram, telex, facsimile transmission or letter shall only be effective if such Security and form duly completed are received by the Trustee by such fifth Business Day. If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid, must be specified.

The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise or the repayment option by the Holder shall be irrevocable unless waived by the Issuer.

SECTION 1304.	WHEN SECURITIES PRESENTED FOR REPAYMENT BECOME DUE AND PAYABLE.

If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article 13 and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Issuer on the Repayment Date therein specified, and on and after such Repayment Date (unless the Issuer shall default in the payment of such Securities on such Repayment Date) such Securities shall, if the same were interest-bearing, cease to bear Interest and the coupons for such Interest appertaining to any Bearer Securities so to be repaid, except to the extent provided below, shall be void. Upon surrender of any such Security for repayment in accordance with such provisions, together with all coupons, if any, appertaining thereto maturing after the Repayment Date, the principal amount of such Security so to be repaid shall be paid by the Issuer, together with accrued Interest, if any, to the Repayment Date; provided, however, that coupons whose Stated Maturity is on or prior to the Repayment Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified pursuant to Section 301, only upon presentation and surrender of such coupons; and provided further that, in the case of Registered Securities, installments of Interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable (but without Interest thereon, unless the Issuer shall default in the payment thereof) to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 307.

If any Bearer Security surrendered for repayment shall not be accompanied by all appurtenant coupons maturing after the Repayment Date, such Security may be paid after deducting from the amount payable therefor as provided in Section 1302 an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Issuer and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made as provided in the preceding sentence, such Holder shall be entitled to receive the amount so deducted; provided, however, that Interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of those coupons.

If the principal amount of any Security surrendered for repayment shall not be so repaid upon surrender thereof, such principal amount (together with Interest, if any, thereon accrued to such Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate of Interest borne by or provided in, as the case may be, such Security.

SECTION 1305.	SECURITIES REPAID IN PART.

Upon surrender of any Registered Security which is to be repaid in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Issuer, a new Registered Security or Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.

ARTICLE 14

MEETINGS OF HOLDERS OF SECURITIES

SECTION 1401.	PURPOSE FOR WHICH MEETINGS MAY BE CALLED.

A meeting of Holders of Securities of any particular series may be called at any time and from time to time pursuant to this Article 14 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

SECTION 1402.	CALL, NOTICE AND PLACE OF MEETINGS.

(1) The Trustee may at any time call a meeting of Holders of Securities of any particular series for any purpose specified in Section 1401, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of Holders of Securities of any particular series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 20 nor more than 180 days prior to the date fixed for the meeting.

(2) In case at any time the Issuer, pursuant to a Board Resolution, or the Holders of at least 25%% in principal amount of the Outstanding Securities of any particular series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1401, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 20 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (1) of this Section 1402.

SECTION 1403.	PERSONS ENTITLED TO VOTE AT MEETINGS.

To be entitled to vote at any meeting of Holders of Securities of any particular series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any particular series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, any representatives of the Guarantor and its counsel and any representatives of the Issuer and its counsel.

SECTION 1404.	QUORUM; ACTION.

The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Securities of a series, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at the reconvening of any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting adjourned or further adjourned for lack of a quorum, the persons entitled to vote 25% in aggregate principal amount of the then Outstanding Securities of such series shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1402(2), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.

Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series.

Any resolution passed or decision taken at any meeting of Holders of Securities of particular any series duly held in accordance with this Section 1404 shall be binding on all the Holders of Securities of such series and the related coupons, whether or not present or represented at the meeting.

Notwithstanding the foregoing provisions of this Section 1404, if any action is to be taken at a meeting of Holders of Securities of any particular series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of such series and one or more additional series:

(1) there shall be no minimum quorum requirement for such meeting and

(2) the principal amount of the Outstanding Securities of all such series that are entitled to vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

SECTION 1405.	DETERMINATION OF VOTING RIGHTS, CONDUCT AND ADJOURNMENT OF MEETINGS.

(1) Notwithstanding any provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspector of elections, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104 or by having the signature of the Person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 104 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

(2) The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Holders of Securities as provided in Section 1402(2), in which case the Issuer or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

(3) At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of the Outstanding Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

(4) Any meeting of Holders of Securities of any particular series duly called pursuant to Section 1402 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting, and the meeting may be held as so adjourned without further notice.

SECTION 1406.	COUNTING VOTES AND RECORDING ACTION OF MEETINGS.

The vote upon any resolution submitted to any meeting of Holders of Securities of any particular series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any particular series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the fact, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1402 and, if applicable, Section 1404. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuer and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE 15

THE GUARANTEES

SECTION 1501.	GUARANTEE.

By its execution hereof, the Guarantor acknowledges and agrees that it receives substantial benefits from the Issuer and that the Guarantor is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits. Accordingly, subject to the provisions of this Article 15, the Guarantor hereby fully and unconditionally guarantees to each Holder of Securities of such series that are guaranteed by the Guarantor, and authenticated and delivered by the Trustee and its successors and assigns that: (i) the principal of and premium (including the Redemption Price upon redemption pursuant to Article 11) and Interest on Securities of such series shall be duly and punctually paid in full when due, whether at the Maturity Date, upon acceleration, upon redemption, or otherwise, and Interest on overdue principal and (to the extent permitted by law) Interest on any overdue Interest, if any, on Securities of such series and all other obligations of the Issuer to the Holders of Securities of such series or the Trustee hereunder or under the Securities of such series (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any Securities of such series or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration, call for redemption or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 1503 hereof (collectively, the “Guarantee Obligations”).

Subject to the provisions of this Article 15, the Guarantor hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities of such series that are guaranteed by the Guarantor, or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities of such series with respect to any thereof, the entry of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders of Securities or such series or the Issuer (each, a “Benefited Party”) to proceed against the Issuer or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any Benefited Party’s power before proceeding against the Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Guarantor, the Issuer, any Benefited Party, any creditor of the Guarantor or the Issuer or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantor for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Guarantor hereby covenants that, except as otherwise provided therein, the Guarantee shall not be discharged except by payment in full of all Guarantee Obligations, including the principal and Interest on the Securities of such series and all other costs provided for under this Indenture or as provided in Article 6.

If any Holder or the Trustee is required by any court or otherwise to return to either the Issuer or the Guarantor, or any trustee or similar official acting in relation to either the Issuer or the Guarantor, any amount paid by the Issuer or the Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby. The Guarantor agrees that, as between it, on the one hand, and the Holders of Securities of such series that are guaranteed by the Guarantor and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article 5 hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Guarantee.

SECTION 1502.	EXECUTION AND DELIVERY OF GUARANTEE.

To evidence the Guarantee set forth in Section 1501 hereof, the Guarantor agrees that a notation of the Guarantee shall be endorsed on each Security of such series that is guaranteed by the Guarantor, and authenticated and delivered by the Trustee, and that this Indenture shall be executed on behalf of the Guarantor by two Officers of the Guarantor.

The Guarantor agrees that the Guarantee set forth in this Article 15 shall remain in full force and effect and apply to all the Securities of such series that are guaranteed by the Guarantor notwithstanding any failure to endorse on each Security of such series a notation of the Guarantee.

If an Officer whose facsimile signature is on a Security of such series or a notation of Guarantee no longer holds that office at the time the Trustee authenticates such Security on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture and endorsed on such Security on behalf of the Guarantor.

SECTION 1503.	LIMITATION OF GUARANTOR’S LIABILITY, CERTAIN BANKRUPTCY EVENTS.

(1) The Guarantor, and by its acceptance hereof each Holder of Securities of such series that are guaranteed by the Guarantor, hereby confirms that it is the intention of all such parties that the Guarantee Obligations of the Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and the Guarantor hereby irrevocably agree that the Guarantee Obligations of the Guarantor under this Article 15 shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the Guarantee Obligations of the Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance.

(2) The Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer, the Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Law or otherwise.

SECTION 1504.	APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE GUARANTOR.

(1) For purposes of any provision of this Indenture which provides for the delivery by the Guarantor of an Officers’ Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 101 hereof shall apply to the Guarantor as if references therein to the Issuer or the General Partner, as applicable, were references to the Guarantor.

(2) Any request, direction, order or demand which by any provision of this Indenture is to be made by the Guarantor shall be sufficient if evidenced as described in Sections 105 and 106 hereof as if references therein to the Issuer were references to the Guarantor.

(3) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Guarantor may be given or served as described in Section 105 hereof as if references therein to the Issuer were references to the Guarantor.

(4) Upon any demand, request or application by the Guarantor to the Trustee to take any action under this Indenture, the Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 102 hereof as if all references therein to the Issuer were references to the Guarantor.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

PIEDMONT OPERATING PARTNERSHIP, LP

By:	PIEDMONT OFFICE REALTY TRUST, INC.,
its General Partner

/s/ Robert E. Bowers
Robert E. Bowers
Chief Financial Officer, Executive Vice President and Treasurer

PIEDMONT OFFICE REALTY TRUST, INC.

/s/ Robert E. Bowers
Robert E. Bowers
Chief Financial Officer, Executive Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Andrew Sinasky
Name: Andrew Sinasky
Title: Vice President

EXHIBIT A-1

FORMS OF CERTIFICATION

FORM OF CERTIFICATE TO BE GIVEN BY PERSON ENTITLED TO RECEIVE BEARER

SECURITY OR TO OBTAIN INTEREST PAYABLE PRIOR TO THE EXCHANGE DATE

CERTIFICATE

[Insert title or sufficient description of Securities to be delivered]

This is to certify that, as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account are owned by (i) person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (“United States Person(s)”), (ii) United States Person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in United States Treasury Regulations Section 1.165-12(c)(1)(v), are herein referred to as “financial institutions”) purchasing for their own account or for resale or (b) United States Person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise Piedmont Operating Partnership, LP or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations

Section 1.163-5(c)(2)(i)(D)(7)), and, in addition, if the owner is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States Person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the states and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the above-captioned Securities held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certificate excepts and does not relate to [US$             ] of such interest in the above-captioned Securities in respect of which we are not able to certify and as to which we understand an exchange for an interest in a permanent Global Security or an exchange for and delivery of definitive Securities (or, if relevant, collection of any interest) cannot be made until we do so certify.

A-1-1

We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:

[To be dated no earlier than the 15th day prior to (i) the Exchange Date or (ii) the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]

[Name of Person Making Certification]

(Authorized Signator)

Name:

Title:

A-1-2

EXHIBIT A-2

FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR

AND CLEARSTREAM S.A. IN CONNECTION WITH THE EXCHANGE OF A PORTION

OF A TEMPORARY GLOBAL SECURITY OR TO

OBTAIN INTEREST PAYABLE PRIOR TO THE EXCHANGE DATE

CERTIFICATE

[Insert title or sufficient description of Securities to be delivered]

This is to certify that, based solely on written certifications that we have received in writing, by tested telex or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially in the form attached hereto, as of the date hereof, [US$]              principal amount of the above-captioned Securities is owned by (i) person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (“United States Person(s)”), (ii) United States Person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in United States Treasury Regulations Section 1.165-12(c)(1)(v), are herein referred to as “financial institutions”) purchasing for their own account or for resale or (b) United States Person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise Piedmont Operating Partnership, LP or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, to the further effect, that financial institutions described in clause (iii) (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States Person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the states and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify that (i) we are not making available herewith for exchange (or, if relevant, collection of any interest) any portion of the temporary Global Security representing the above-captioned Securities excepted in the above-referenced certificates of Member Organizations and (ii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

A-2-1

We understand that this certification is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:

[To be dated no earlier than the Exchange Date or the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]

[Morgan Guaranty Trust Company of New York, Brussels Office,] as Operator of the Euroclear System [Clearstream S.A.]

By:

A-2-2